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                                                                   Exhibit 10.18


                     AMENDMENT NO. 1 TO EQUITY PURCHASE AGREEMENT


    This Amendment No. 1 to Equity Purchase Agreement, dated as of August 23, 1996, is by and between Golder, Thoma, Cressey, Rauner Fund IV, L.P., a Delaware limited partnership (the "Fund"), and American Medserve Corporation, a Delaware corporation (the "Company").

    WHEREAS, the Fund and the Company have entered into an Equity Purchase Agreement, dated as of December 3, 1993 (the "Equity Purchase Agreement");

    WHEREAS, the Company is contemplating engaging in an underwritten public offering registered under the Securities Act of 1933, as amended, of shares of the Company's common equity (the "IPO") pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission, and, in contemplation thereof, the parties now wish to amend the terms of the Equity Purchase Agreement;

    WHEREAS, Section 7D of the Equity Purchase Agreement provides that the Equity Purchase Agreement may be amended only with the written consent of the holders of a majority of Investor Common Stock (as defined in the Agreement), and the Fund is the holder of all of the Investor Common Stock.

    THEREFORE, the parties agree as follows:

    1. Effective upon the date hereof, Section 3C of the Equity Purchase Agreement is amended by deleting subsection (xvii) in its entirety and inserting in lieu thereof the following:

         "(xvii) increase the authorized size of the Board above, or decrease the authorized size of the Board below, six members."

    2. Effective upon consummation of the IPO, the Equity Purchase Agreement will terminate and be of no further force or effect, and, in connection therewith, neither the Fund nor the Company shall have any further rights, duties or obligations thereunder. Without limiting the generality of the foregoing, the Company will release and hold harmless the Fund, and the Fund will release and hold harmless the Company, from and against any and all liability, causes of action, damages or any other claims whatsoever arising out of the Equity Purchase Agreement.

    3.   Except as amended and modified hereby, the terms of the Equity
Purchase Agreement shall remain in full force and effect.  This Amendment No. 1
(a) contains the complete and entire understanding and agreement of the Fund and the Company with respect to the subject matter hereof, and (b) supersedes all prior and contemporaneous understandings, condition and agreements, oral or written, express or implied, respecting this Agreement and the termination of the Equity Purchase Agreement.

    4. This Amendment No. 1 may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement.

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    IN WITNESS WHEREOF, the undersigned have signed this Amendment No. 1 as of the date first written above.


                                  GOLDER, THOMA, CRESSEY, RAUNER FUND IV, L.P.

                                  By:  GTCR IV, L.P.,
                                       General Partner

                                  By:  Golder, Thoma, Cressey, Rauner, Inc.,
                                       General Partner

                                  By:  /s/ Bryan C. Cressey
                                       ------------------------------
                                  Its:  Principal


                                  AMERICAN MEDSERVE CORPORATION


                                  By:  /s/ Timothy L. Burfield
                                       ------------------------------


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